Exhibit 32.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Richard P. McStravick, President and Chief Executive Officer, and Anthony J. Fabiano, Senior Vice President and Chief Financial Officer of Sound Federal Bancorp, Inc. (the "Company"), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 2003 and that to the best of his knowledge:

     (1) the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


February 11, 2004                         /s/ Richard P. McStravick
-----------------                         -------------------------
Date                                      President and Chief Executive Officer


February 11, 2004                         /s/ Anthony J. Fabiano
-----------------                         ----------------------
Date                                      Senior Vice President and
                                          Chief Financial Officer